                                                        EX-99.B(j)wraconsnt

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective
Amendment No. 131 to Registration Statement No. 2-21867 on Form N-1A of
Waddell & Reed Advisors Funds, Inc. of our reports dated November 8, 2002
(on Waddell & Reed Advisors Bond Fund -- one of the portfolios comprising
Waddell & Reed Advisors Funds, Inc.) and August 9, 2002 (on Waddell & Reed
Advisors Accumulative Fund, Waddell & Reed Advisors Core Investment Fund,
and Waddell & Reed Advisors Science and Technology Fund -- three of the portfolios comprising Waddell & Reed Advisors Funds, Inc.) appearing in the
Annual Report to Shareholders for the fiscal years ended September 30, 2002 and June 30, 2002, respectively, in the Statement of Additional
Information, which is part of such Registration Statement, and to the reference to us under the caption "Custodial and Auditing Services" in such
Statement of Additional Information. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP
---------------------------------
Deloitte & Touche LLP
Kansas City, Missouri
December 26, 2002